                                                                   EXHIBIT 10.15

                                LAKESIDE ATRIUM


                             OFFICE LEASE AGREEMENT



                                      FOR


                               US WEB CORPORATION

                                     INDEX

SECTION         NAME                                     PAGE
-------         ----                                     ----
 1.    Definitions and Certain Basic Provisions..........  1
 2.    Lease and Demise..................................  2
 3.    Term..............................................  2
 4.    Use...............................................  3
 5.    Base Rental.......................................  3
 6.    Base Rental Adjustment............................  4
 7.    Basic Costs Defined...............................  4
 8.    Completion of Leasehold Improvements..............  6
 9.    Acceptance of Premises and Building By Tenant.....  6
 10.   Services to Be Furnished By Landlord..............  6
 11.   Keys and Locks....................................  8
 12.   Graphics..........................................  8
 13.   Maintenance and Repairs by Landlord...............  8
 14.   Repairs by Tenant.................................  8
 15.   Care of Premises..................................  8
 16.   Peaceful Enjoyment................................  9
 17.   Holding Over......................................  9
 18.   Alterations, Additions, and Improvements..........  9
 19.   Legal Use and Violations of Insurance.............  9
 20.   Laws and Regulations; Building Rules.............. 10
 21.   Nuisance.......................................... 10
 22.   Entry by Landlord................................. 10
 23.   Assignment and Subletting......................... 10
 24.   Transfers by Landlord............................. 13
 25.   Subordination to Mortgage......................... 13
 26.   Mechanic's Lien................................... 13
 27.   Estoppel Certificate.............................. 13
 28.   Events of Default................................. 14
 29.   [Intentionally Deleted.].......................... 16
 30.   Attorneys' Fees................................... 16
 31.   No Implied Waiver................................. 16
 32.   Casualty Insurance................................ 16
 33.   Liability Insurance............................... 17
 34.   Indemnity......................................... 17
 35.   Waiver of Subrogation Rights...................... 17
 36.   Casualty Damage................................... 18
 37.   Condemnation...................................... 18
 38.   Damages from Certain Causes....................... 19
 39.   Notice and Cure................................... 19
 40.   Personal Liability................................ 19
 41.   Notice............................................ 19
 42.   Captions.......................................... 19
 43.   Entirety and Amendments........................... 19
 44.   Severability...................................... 20
 45.   Binding Effect.................................... 20
 46.   Number and Gender of Words........................ 20
 47.   Recordation....................................... 20
 48.   Governing Law..................................... 20
 49.   Interest Rate..................................... 20
 50.   Force Majeure..................................... 20
 51.   Rules and Regulations............................. 20
 52.   Reserved Rights................................... 20
 53.   [Intentionally Deleted.].......................... 21
 54.   Brokers........................................... 21
 55.   [Intentionally Deleted.].......................... 21
 56.   Time of Essence................................... 21

 57.   Best Efforts...................................... 22
 58.   No Reservation.................................... 22
 59.   Consents.......................................... 22
 60.   Legal Authority................................... 22
 61    Hazardous Materials............................... 22
 62.   Exhibits, Riders and Addenda...................... 23
 63.   Waiver of Jury Trial.............................. 23

EXHIBIT A FLOOR PLAN OP PREMISES
EXHIBIT B BUILDING RULES AND REGULATIONS
EXHIBIT C WORK LETTER
EXHIBIT D PARKING AGREEMENT
EXHIBIT E RENEWAL OPTION

LEASE ADDENDUM NO. 1

                             OFFICE LEASE AGREEMENT
                                  (California)


     THIS OFFICE LEASE AGREEMENT ("Lease") is entered into as of the 16th day of December, 1996, between LAKESIDE DRIVE, INC., a Massachusetts corporation ("Landlord"), whose address is c/o GE Capital Investment Advisors, Inc., 444 Market Street, Suite 2100, San Francisco, California 94111, Attention: Asset Management and Legal Department, and US WEB CORPORATION, a Utah corporation ("Tenant"), whose address until the Commencement Date (as hereinafter defined) is 3000 Lakeside Drive, Santa Clara, California 95054, and whose address thereafter will be that of the Premises (as hereinafter defined). Landlord and Tenant hereby agree as follows:

     1.   DEFINITIONS AND CERTAIN BASIC PROVISIONS. The following capitalized
          ----------------------------------------
terms shall have the meaning indicated for purposes of this Lease:

          (a)  "Tenant's Guarantor":  N/A

          (b) "Building": Landlord's property known as Lakeside Atrium located at 2880 Lakeside Drive in the City of Santa Clara) Santa Clara County, California.

          (c) "Premises": the leased premises (commonly known as Suite 350) located in the Building and being conclusively deemed to contain 10,021 square feet of Net Rentable Area (as hereinafter defined), as shown on the floor plan attached as EXHIBIT A hereto.
            ---------

          (d) "Commencement Date": February 1, 1997 which date may be extended in accordance with Section 3 below.

          (e) "Lease Term": Commencing on the Commencement Date and continuing for ten (10) years and no months after the Commencement Date; provided that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in the calendar month in which the Commencement Date occurs; provided further that the Lease Term may be extended, at Tenant's option, as specifically provided in EXHIBIT E
                                                                      ---------
attached hereto.

          (f)  "Base Rental":  Months 01 through 30:   $318,667.80 per year
                                                       ($26,555.65 per month)
                               Months 31 through 60:   $342,718.20 per year
                                                       ($28,559.85 per month)
                               Months 61 through 90:   $366,768.60 per year
                                                       ($30,564.05 per month)
                               Months 91 through 120:  $390,819.00 per year
                                                       ($32,568.25 per month)

The Base Rental referenced hereinabove shall be subject to adjustment in accordance with Section 6 of this Lease.

          (g) "Security Deposit": $26,555.65, such Security Deposit being due and payable upon execution of this Lease.

          (h) "Net Rentable Area": (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or exterior wall of the Building to the inside surface of the opposite outer glass wall or exterior wall of the Building, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of a particular tenant such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator and main mechanical rooms and ground floor lobby, and (ii) in the case of a multiple tenancy floor, all floor areas within the inside surface of the outer glass or exterior wall enclosing the portion of the Premises on such floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor ("common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's Net Rentable Area on such floor bears to the aggregate Net Rentable Area on such floor, plus an allocation of the square footage of the Building's elevator and main mechanical rooms and ground floor lobby. No deductions from Net Rentable Area are made for columns or projections necessary to the Building. If Landlord and Tenant shall at any time disagree regarding any calculation of the Net Rentable Area of any space required to be made hereunder for any purpose, the Net Rentable Area of such space shall be determined in good faith and in accordance with the provisions of this paragraph by Landlord's architect (the "Architect"), whose determination thereof shall be conclusive upon each of the parties. Landlord and Tenant shall each pay fifty percent (50%) of the Architect's fees and expenses in respect of any such determination.

          (i)  "Base Year": Calendar year 1997.

          (j) "Tenant's Proportionate Share": 10.4039% (see Section 6(c) below).

     2.   LEASE AND DEMISE. Subject to the terms and conditions hereinafter set
          ----------------
forth, and each in consideration of the duties, covenants, and obligations of the other hereunder, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises. Further, Tenant shall be entitled, on a nonexclusive basis (along with other tenants and Landlord's invitees to the Building), to use the common areas of the Building, including without limitation the Building gym (if any), subject to the terms of this Lease, including without limitation the rules and regulations referenced in Section 51 below.

     3.   TERM.
          ----

          (a) Subject to the terms and conditions set forth herein, this Lease shall commence on the Commencement Date and continue in force for the Lease Term.

          (b) If the Premises are not ready for occupancy by Tenant on the Commencement Date, Landlord shall not be liable for any costs, claims, damages, or liabilities incurred by Tenant as a result thereof; and the Lease Term and the obligations of Tenant hereunder shall nonetheless commence and continue in full force and effect; provided, however, if the Premises are not ready for occupancy on the Commencement Date due to omission, delay, or default on the part of Landlord, including without limitation Landlord's failure to timely complete Landlord's work described on EXHIBIT C attached hereto, the Lease Term
                                      ---------
shall not commence until the Premises are ready for occupancy by Tenant. In such event, the Commencement Date shall be deemed to be postponed to the date the Premises are ready for occupancy, whereupon the Lease Term shall commence. Such postponement of rent and of the Commencement Date of this Lease shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the stated Commencement Date. Should the Lease Term commence on a date other than that specified in Section 1(d) above, Landlord will send Tenant a written statement of such adjusted Commencement Date, and Tenant will, if Landlord requests, confirm such adjusted date in writing. The Premises shall be deemed to be ready for occupancy on the first to occur of (i) the date that all work required to be completed pursuant to the terms of the Work Letter attached hereto as EXHIBIT C
                                                                      ---------
has been substantially completed (except for minor finishing jobs); provided, however, that, if such work is delayed because of a default or failure, or both, of Tenant, or because of Tenant's interference with Landlord's work, then the Premises shall also be deemed ready for occupancy when such work would have been substantially completed if Tenant's default, failure or interference had not occurred; such date shall be deemed to have occurred on the date there is delivered to Tenant a certificate from Landlord or Landlord's architect that all improvements required to be constructed by Landlord in the Premises under the terms of this Lease are substantially complete (except for minor finishing jobs) (or would have been complete but for the default, failure or interference of Tenant), which certificate shall be binding and conclusive upon Tenant, or (ii) the date on which Tenant begins occupancy of the Premises.

          (c) Upon substantial completion of Landlord's work described in the Work Letter, Landlord and Tenant shall walk through the Premises, and Tenant shall promptly prepare a "punchlist" of any deficiencies in such work which are Landlord's responsibility under EXHIBIT C. Landlord shall repair such deficiencies as soon
                     ---------
as reasonably practicable following receipt of Tenant's punchlist.

          (d) Notwithstanding anything to the contrary in this Lease, except to the extent resulting from a delay caused by Tenant, its agents or employees, if the Commencement Date has not occurred for any reason on or before the later to occur of (i) February 7, 1997, or thirty (30) days following the full execution of this Lease (the later of such dates hereinafter called the "Outside Date"), then Tenant shall not be obligated to pay rent for that period of time after the Commencement Date equal to the number of days that the Commencement Date is delayed beyond the Outside Date; and if the Commencement Date has not occurred for any reason whatsoever on or before that date which is ninety (90) days following full execution of this Lease (except to the extent resulting from a delay caused by Tenant, its agents or employees), Tenant may terminate this Lease by not less than ten (10) days prior written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

          (e) Notwithstanding the foregoing, but subject to availability of the Premises, Tenant shall be allowed early access to the Premises commencing December 23, 1996 in order to perform certain improvements thereto and fixturization thereof. During such early access period, all terms and conditions of this Lease shall apply to Tenant's use and occupancy of the Premises, except the requirement to pay rent hereunder (which obligation shall apply commencing as of the Commencement Date, unless an earlier date is established due to Tenant delay as described in EXHIBIT C). Without limiting the foregoing,
                                    ---------
the provisions of Sections 32 through 35 of this Lease shall expressly apply during such early access period.

     4.   USE. The Premises are to be used and occupied by Tenant solely for
          ---
office purposes and for no other purpose or use without the prior written consent of Landlord. Tenant shall be entitled to the parking privileges described on EXHIBIT D attached hereto.
             ---------

     5.   BASE RENTAL.
          -----------

          (a) Tenant hereby agrees to pay to Landlord, without any set-off or deduction whatsoever, the Base Rental. Tenant shall pay the first month's Base Rental of $26,555.65 concurrently with execution and delivery of this Lease by Tenant to Landlord. Tenant shall also pay, as additional rent, all other sums of money that become due and payable by Tenant to Landlord under this Lease (Base Rental, any adjustment thereto pursuant to Section 6 hereof, and all other sums of money due and payable by Tenant to Landlord under this Lease are sometimes hereinafter collectively called "rent"). The annual Base Rental, as adjusted from time to time pursuant to Section 6 hereof, shall be due and payable in advance in twelve (12) equal installments on the first (1st) day of each calendar month during the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay Base Rental as so adjusted to Landlord c/o
Insignia O'Donnell Commercial Group, Inc. ("Agent"), 160 West Santa Clara Street, Suite 1350, San Jose, CA 95113 (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first (1st) day of a month, then the first installment of Base Rental as adjusted pursuant hereto shall be prorated, based on thirty (So) days per month, and such installment so prorated shall be paid in advance on the Commencement Date.

          (b) Upon the execution of this Lease, Tenant agrees to pay to Landlord the Security Deposit, to be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or measure of Landlord's damages in case of default by Tenant. Upon default by Tenant, Landlord, from time to time, without prejudice to any other remedy, may (but shall not be required to) apply the Security Deposit against any arrearages of Base Rental, or other rent, or any other damage, injury, expense or liability caused to Landlord by such default on the part of Tenant. Should all or any portion of the Security Deposit be used for the purposes described above during the Lease Term, then Tenant shall remit to Landlord on the first day of the month following notice of such use the amount necessary to restore the Security Deposit to its original balance. Tenant's failure to restore the Security Deposit upon notice from Landlord shall be a material breach of this Lease.

          No interest shall be payable on the Security Deposit and Landlord shall have no obligation to keep the security deposit separate from its general funds unless otherwise required by applicable law.

          (c) If Tenant fails to pay any regular monthly installment of rent by the tenth (10th) day of the month in which the installment is due, or any other amount constituting rent within ten (10) days after accrual thereof or billing therefor, there shall be added to such unpaid amount a late charge of five percent (5%) of the installment or amount due in order to compensate Landlord for the extra administrative expenses incurred.

    6.    BASE RENTAL ADJUSTMENT. The Base Rental payable hereunder shall be
          ----------------------
adjusted from time to time in accordance with the following provisions:

          (a) Tenant shall pay Tenant's Proportionate Share (hereinafter defined) of Basic Costs in excess of the Basic Costs for the Base Year ("Excess Basic Costs"). Prior to January 1 of each calendar year during the Lease Term (other than January 1 of the Base Year), Landlord shall provide an estimate of Excess Basic Costs for the forthcoming calendar year. Tenant shall pay Base Rental for such forthcoming calendar year adjusted upward by Tenant's Proportionate Share of the amount of such forthcoming year's estimated Excess Basic Costs, or downward if the estimate of Excess of Basic Costs for such forthcoming calendar year is less than the prior year's estimate, but in no event shall Base Rental be less than the amount specified in Section 1.

          (b) By June 1 of each calendar year during the Lease Term commencing June 1 of the year following expiration of the Base Year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of Landlord's Basic Costs for the previous calendar year or partial calendar year, if applicable. If actual Basic Costs are greater than Landlord's estimate thereof, a lump sum payment (which payment shall be deemed a payment of rent hereunder for all purposes) will be made from Tenant to Landlord within thirty (30) days of the delivery of such statement equal to Tenant's Proportionate Share of the amount by which actual Excess Basic Costs exceeded Landlord's estimate thereof. If actual Excess Basic Costs are less than Landlord's estimate thereof, Landlord shall promptly after delivery of such statement (but in no event within less than thirty (30) days) make a lump sum payment to Tenant (or at Landlord's option, Landlord may credit such lump sum amount against the rent installment due in the immediately succeeding month) equal to Tenant's Proportionate Share of the amount by which estimated Excess Basic Costs exceeded the actual amount thereof. The effect of this reconciliation payment or credit, as applicable, is that Tenant will pay during the Lease Term Tenant's Proportionate Share of Excess Basic Costs, and no more.

          (c) All rent attributable to Excess Basic Costs shall be paid by Tenant in the proportion that the Net Rentable Area of the Premises bears to the Net Rentable Area of the entire Building ("Tenant's Proportionate Share").

    7.    BASIC COSTS DEFINED. "Basic Costs" consist of all operating expenses
          -------------------
of the Building, the land on which the Building is located, any parking areas, facilities, structures and drives thereon, and any future additions or improvements thereto (collectively, the "Complex") (which are commercially reasonable by reference to other similarly situated office buildings in Santa Clara County). All operating expenses shall be computed on the accrual basis in accordance with generally accepted accounting principles consistently applied. Operating expenses consist of all expenses, costs, and disbursements (but not specific costs billed to and paid by specific tenants, loan or ground lease payments, executive salaries, depreciation of the Building or leasing commissions) of every kind and nature that Landlord shall pay or become obligated to pay in connection with the ownership and operation of the Complex, including, but not limited to the following:

          (a) Wages, salaries, and fees of all employees of Landlord and/or Landlord's agents (whether paid directly by Landlord itself or reimbursed by Landlord to such other party) engaged in the operation, maintenance, leasing, or security of the Complex and personnel who may provide traffic control relating to ingress and egress from the parking areas of the

Complex to the surrounding public streets. All taxes, insurance, and benefits for employees providing these services are also included.

          (b) Cost of all supplies, materials and equipment rented or used in the operation or maintenance of the Complex.

          (c) Cost of all utilities for the Complex including, but not limited to, the cost of water and power, gas, heating, lighting, air conditioning and ventilation for the Complex.

          (d) Management costs (which shall be competitive with management costs at other similarly situated office buildings in Santa Clara County) and the cost of all maintenance, janitorial, and service agreements for the Complex and the equipment therein including, but not limited to, alarm service, window cleaning, elevator maintenance, security service, traffic control, and janitorial service.

          (e) Cost of all insurance relating to the Complex, including, but not limited to, the cost of fire and extended coverage insurance, rental loss or abatement insurance, casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith, as well as reasonable deductible amounts applicable thereto.

          (f) All taxes, assessments, and other governmental charges, whether federal, state, county or municipal (other than federal taxes on Landlord's net income and Landlord's franchise taxes), and whether they be by taxing districts or authorities presently taxing the Complex or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Complex or its operation. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard Building allowances.

          (g) Costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

          (h) Amortization of the cost of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by including in Basic Costs the annual amortized amount thereof, with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

          (i)  Landlord's central accounting costs applicable to the Complex.

Landlord and Tenant agree that the foregoing enumeration of specific types of costs and expenses is intended as illustrative only and shall not be construed so as to limit the inclusion of any types of costs or expenses otherwise intended to be included within the term Basic Costs but not set forth above or to obligate Landlord to provide any services contemplated thereby. In addition to the direct costs described above, Landlord shall have the right to establish reserves for capital improvements, repairs and maintenance as Landlord may from time to time deem necessary or appropriate. The amount of such reserves shall be an additional component of Basic Costs. Should such capital improvements be necessary due to casualty damage, ordinary wear and tear, compliance with any governmental law, ordinance or requirement or for the purpose of reducing operating costs, the cost of such capital improvements in excess of the currently available reserves shall be amortized over the reasonable life determined by Landlord in accordance with generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building, with Tenant paying monthly amortization as a component of Basic Costs.

          Notwithstanding any other provision herein to the contrary, if the Building is not fully occupied during any year of the Lease Term, an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year. Tenant at its expense shall have the right at any reasonable time within twelve (12) months after the end of an applicable year for which additional rent is due, upon prior written notice to Landlord, to audit Landlord's books and records relating to this Lease for the immediately preceding calendar year in which Base Rental was adjusted pursuant to Section 6 hereof; or at Tenant's sole discretion, Landlord will provide at Tenant's expense such audit, if available, prepared by a certified public accountant.

          Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligation to pay for, and Basic Costs shall not include, either of the following: (i) costs occasioned by fire) acts of God or other casualties, or by the exercise of the power of eminent domain, except for insurance deductibles to the extent expressly permitted herein, and except to the extent amortized over the reasonable life of the applicable improvements, as expressly permitted above in this Section 7; and (ii) costs arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Complex.

     8.   COMPLETION OF LEASEHOLD IMPROVEMENTS. Tenant shall submit to Landlord
          ------------------------------------
for approval full definitive plans and specifications for all leasehold improvements (the "Leasehold Improvements") to be constructed or installed or other work to be performed by Tenant in the Premises, including but not limited to, all architectural, electrical and mechanical plans, room finish schedules, millwork detail, and air conditioning layout drawings. Any such Leasehold Improvements shall be constructed in compliance with Section 18 hereof and the Building Rules and Regulations attached hereto as EXHIBIT B.
                                                  ---------

     9.   ACCEPTANCE OF PREMISES AND BUILDING BY TENANT. The taking of
          ---------------------------------------------
possession of the Premises by Tenant shall be conclusive evidence (a) that Tenant accepts the Premises AS IS and as suitable for the purposes for which the same are leased, subject to the repair of any punchlist items, (b) that Tenant accepts the Building and each and every part and appurtenance thereof as being in a good and satisfactory condition, and (c) that Landlord has fully complied with Landlord's obligations contained in this Lease with respect to the construction of the Building and Landlord's work described on EXHIBIT C subject
                                                              ---------
to the repair of any punchlist items.

    Notwithstanding anything in this Section 9 to the contrary, on the Commencement Date, Landlord shall deliver the Premises to Tenant in "broom clean" condition (subject to refuse, dust and materials present in the Premises as a result of Tenant's early access to, and work in, the Premises), and warrants that for forty-five (45) days following the Commencement Date, the roof and all building systems situated in or affecting the Premises, including HVAC, electrical, mechanical and plumbing Systems, shall be in good operating condition. Landlord shall, at its sole cost, repair any defective or malfunctioning component of such building systems of which Landlord has received written notice from Tenant describing the failure or malfunction within forty-five (45) days of the Commencement Date.

     10.  SERVICES TO BE FURNISHED BY LANDLORD. During Tenant's occupancy of the
          ------------------------------------
Premises, Landlord shall furnish (as a part of the Basic Costs of the Complex) the following services:

          (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building and central heat and air conditioning in season; at such temperatures and in such amounts as are considered by Landlord to be standard; provided, however, such service at times other than normal business hours (as set forth in EXHIBIT B Building Rules and Regulations) for
                                ---------
the Building shall be furnished only upon the prior request of Tenant, who shall bear the entire cost thereof.

          (b) Routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

          (c) Janitorial service, Mondays through Fridays, exclusive of holidays.

          (d) Electrical facilities to furnish sufficient power for typewriters, word processors, photocopying machines, personal computers, and other machines of similarly low electrical consumption (total consumption not to exceed one (1) watt per square foot of Net Rentable Area per month) but not for electronic data processing equipment, special lighting in excess of Building standard, or any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase. If Tenant's electrical equipment requires additional air conditioning capacity above that provided by the Building standard system, then the additional air conditioning installation and operating costs will be payable by Tenant on demand therefor by Landlord.

          (e) All Building standard fluorescent bulb replacement in all areas of the Building and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

          (f) Security to the Complex. Landlord shall be the sole determinant of the type and amount of security services to be provided, if any. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for (i) any unauthorized or criminal entry of third parties into the Premises or Complex, (ii) any damage to persons or property, or (iii) any loss of property in and about the Premises or Complex from an unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security.

          (g) Passenger elevator(s) for ingress to and from the Premises (if applicable).

          At Landlord's election, Landlord may cause to be installed and maintained at Tenant's expense, metering devices for any utility service provided to the Premises and Tenant will reimburse Landlord within ten (10) days after invoicing by Landlord for the cost of such utility service. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provisions of utilities and services, if Landlord acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority servicing the public interest in the fields of energy, conservation or security.

          In addition to the obligations of Landlord set forth above in this
Section 10, Landlord, and not Tenant, shall be responsible for any repair, maintenance or improvement (i) which would be treated as a "capital expenditure" under generally accepted accounting principles and (ii) to the roof or the HVAC, electrical, water, sewer or plumbing systems serving the Premises or the Building, subject, however, in each case, to Tenant's reimbursement obligations expressly set forth herein, including, without limitation in Section 7 above.

          Tenant shall pay to Landlord on demand, and as additional rental, the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or Tenant's permitted subtenants or the employees or visitors of Tenant or Tenant's permitted subtenants, (ii) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas (including, without limitation, kitchens, breakrooms, reproduction rooms, computer areas or similar facilities in the Premises), (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at Tenant's request, and (b) removal from the Premises and the Building of any refuse and rubbish of Tenant that in Landlord's reasonable judgment exceeds that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times.

          Water, gas, electrical, and Sewer services included in the foregoing Building services will be provided through available public utilities. The failure by Landlord to any extent to furnish these services, any cessation, malfunction, fluctuation, variation, or interruption thereof, or any breakdown or malfunction of equipment in the Complex resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect for damages, direct or consequential, to either persons or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of Tenant's office equipment or machinery breakdown, be damaged, or for any cause cease to function properly as a result of the cessation, malfunction, fluctuation, variation, interruption, or breakdown of services or equipment in the Complex, Tenant shall have no claim for rebate, offset or reduction of rent or damages. As of the Commencement Date, Tenant represents that Tenant has business interruption of insurance.

          Notwithstanding anything to the contrary in this Lease, if the Premises should become unsuitable for Tenant's use as a consequence of an interruption of utilities not caused by Tenant, its agents or employees: (i) and
                          ---
such interruption of utilities continues for five (5) consecutive days (excluding any delay in repair caused by the negligence or willful misconduct of Tenant, its agents or employees), then Tenant shall be entitled to an abatement of rent commencing as of the sixth (6th) day of such interruption of utilities to the extent of the interference with Tenant's use of the Premises occasioned thereby, until such utilities have been restored; and (ii) and such interruption of utilities continues for ninety (90) consecutive days (excluding any delay in repair caused by the negligence or willful misconduct of Tenant, its agents or employees), then Tenant shall also be entitled to terminate this Lease by not less than ten (10) days prior written notice to Landlord delivered at any time after the expiration of such ninety (90) day period (until such interruption in utilities is cured).

     11.  KEYS AND LOCKS. Landlord shall furnish Tenant a Building standard
          --------------
number of keys for each corridor entering the Premises. Additional keys will be furnished at a charge by Landlord on receipt of an order signed by Tenant. All keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Premises.

     12.  GRAPHICS. Landlord shall provide and install door signage on the front
          --------
door of the Premises. At Tenant's request and at Tenant's expense, Landlord shall provide additional letters or numerals on doors in the Premises. All such letters and numerals shall be in the standard graphics for the Building, and no others shall be used or permitted on the Premises Landlord also agrees to provide and install a listing on the Building directory board.

     13.  MAINTENANCE AND REPAIRS BY LANDLORD. Unless otherwise stipulated
          -----------------------------------
herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Premises during the Lease Term, except such repairs as may be deemed necessary by Landlord for normal maintenance operations. The obligation of Landlord to maintain and repair the Premises shall be limited to the repair of Building standard items and any items not installed by Tenant and already existing in the Premises on the Commencement Date. My Leasehold Improvements will, at Tenant's written request, be maintained by Landlord at Tenant's expense; at a cost or charge equal to all costs incurred in such maintenance plus an additional reasonable charge to cover overhead, which costs and charges shall be payable by Tenant on demand therefor by Landlord.

     14.  REPAIRS BY TENANT. Tenant shall repair or replace, at Tenant's cost
          -----------------
and expense, any damage done to the Complex, or any part thereof; caused by Tenant or Tenant's agents, employees, invitees, or visitors, and shall restore the Complex to the same or as good a condition as it was prior to such damage. All repairs and replacements shall be effected in compliance with all building and fire codes and other applicable Laws (as such term is defined in Section 20(a) below). If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand. My repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other system of the Building shall be performed only by contractor(s) designated by Landlord and only upon the prior written approval of Landlord as to the work to be performed and materials to be furnished in connection therewith. Any other repairs in or to the Building, the Complex, and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at Landlord's option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in the State of California) and in such amount as Landlord shall deem necessary to assure the payment for such work by Tenant.

     15.  CARE OF PREMISES. Tenant shall not commit or allow any waste or damage
          ----------------
to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, shall deliver possession of the Premises to Landlord in as good a condition as at the Commencement Date, ordinary wear and tear and casualty not caused by Tenant, its agents or employees, excepted. Upon any termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises.

     16.  PEACEFUL ENJOYMENT. Tenant shall be entitled to hold and enjoy the
          ------------------
Premises subject to the terms hereof, provided that Tenant timely pays the rent and other sums herein required to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants and agreements of Landlord contained in the Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord's interest hereunder.

     17.  HOLDING OVER. If, after expiration or other termination of this Lease,
          ------------
Tenant holds over without the prior written consent of Landlord, Tenant shall, throughout the entire holdover period, pay rent equal to the greater of two (2) times the Base Rental then in effect, plus all other amounts that would otherwise have been payable hereunder as rent had the Lease Term continued through the period of such holding over by Tenant; provided, however, that Landlord's acceptance of any such payment shall not constitute nor imply any consent by Landlord to any such holding over by Tenant. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the Lease Term; and in the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims for damages (and reimburse Landlord upon demand for any sums paid in settlement of any such claims) by any other Tenant or prospective Tenant to whom Landlord may have leased all or any part of the Premises effective before or after the expiration of the Lease Term and by any broker claiming any commission or fee in respect of any such lease or offer to lease. Any holding over with the prior written consent of Landlord shall thereafter constitute this Lease a lease from month to month under the terms and provisions of this Lease, to the extent applicable to a tenancy from month to month, with a Base Rental of one and one-half (1.5) times that payable at the end of the Lease Term.

     18.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant shall not permit the
          ----------------------------------------
Premises to be used for any purpose other than that stated in Section 4 hereof or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld. Further, Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord in each instance, such consent not to be unreasonably withheld, and such consent to expressly include the review of all plans and specifications, which shall not, under any circumstance, require a change to any structural component of the Building or to any of the Building's mechanical systems. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, claim, or damage resulting from any work done by Tenant in or to the Premises. Any and all alterations, physical additions, or improvements, including Leasehold Improvements, when made to the Premises by Tenant, shall be done in a good and workmanlike manner, lien-free and in accordance with all applicable Laws, and shall at once become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to trade fixtures, movable equipment, or furniture owned by Tenant, which, if Tenant is not in default, may be (or if requested by Landlord, shall be) removed by Tenant upon termination of this Lease.

     19.  LEGAL USE AND VIOLATIONS OF INSURANCE. Tenant shall not occupy or use,
          -------------------------------------
or permit any portion of the Premises to be occupied or used, for any business or purpose that is unlawful, disreputable or extra-hazardous in any manner, or permit anything to be done that could in any way increase the rate or result in the denial or reduction of fire, liability or any other insurance coverage on the Complex and/or its contents. If, by reason of Tenant's acts or conduct of business, there shall be an increase in the rate of insurance on the Building or the Building's contents, then Tenant shall pay such increase to Landlord immediately upon demand as additional rental.

     20.  LAWS AND REGULATIONS: BUILDING RULES.
          ------------------------------------

          (a) Tenant shall comply at its sole cost and expense with all laws, ordinances, statutes, codes, rules, regulations and requirements of any state, federal, municipal, or other government or governmental agency or quasi-governmental agency having jurisdiction over the Premises (collectively, "Laws") that relate to the use, condition or occupancy of the Premises and the conduct of Tenant's business thereon, including, without limitation, compliance with the Americans with Disabilities Act of 1990, as amended, and any regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be required to construct or pay the cost of complying with any laws of general applicability requiring construction of capital improvements in the Premises unless such compliance is necessitated solely because of Tenant's particular use of the Premises (i.e., other than general office use) or because of any
                 ----
improvements or alterations performed by or for Tenant at the Premises or because of the configuration of the Premises as selected by Tenant; Landlord shall be responsible for all such capital improvements which are expressly not the responsibility of Tenant hereunder.

          (b) Tenant will comply with the reasonable rules of the Complex adopted and altered by Landlord from time to time for the safety, care, and cleanliness of the Premises and the Complex and for the preservation of good order therein, all changes to which will be provided by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

          (c) Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate disabled employees and customers of Tenant, including requirements under the Americans with Disabilities Act of 1990, as amended. Any alterations made to the Premises in order to comply with such statute must be made solely at Tenant's expense and in compliance with all terms and requirements of this Lease. Landlord agrees to make reasonable efforts to ensure that the Complex is in compliance with the applicable disability access laws as of the date hereof. If a complaint is received by Landlord from either a private or government source regarding disability access to the common areas of the Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. If Landlord decides to make alterations to the common areas of the Complex in response to any such complaints or in response to legal requirements Landlord considers to be applicable to the common areas of the Complex, the cost of such alterations shall be included in the Basic Costs under the Lease, except to the extent such costs are excluded from Basic Costs pursuant to the terms of Section 7 hereof. Landlord and Tenant agree that so long as the governmental entity or entities charged with enforcing such statutes (e.g., the City of Santa Clara
                                               ----
Building Department) have not -- or a court of law has not -- expressly required Landlord to take specific action to effectuate compliance with such statutes, Landlord shall be conclusively deemed to be in compliance with such statutes.
In the event Landlord is required to take action to effectuate compliance with such statutes, Landlord shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, which period of time shall be extended by any time necessary to cause any necessary improvements and alterations to be made.

     21.  NUISANCE. Tenant shall conduct its business and control its
          --------
agents, employees, invitees, and visitors in such manner as not to create any nuisance, or interfere with, annoy, or disturb any other tenant or Landlord in its operation of the Complex.

     22.  ENTRY BY LANDLORD. Tenant shall permit Landlord and its agents
          -----------------
and representatives to enter any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective tenants, purchasers, mortgagees, or insurers, to post notices of nonresponsibility, or to clean or make repairs, alterations, or additions thereto, as Landlord may reasonably deem necessary or desirable. Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.

     23.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (subject to Section 59 below),
(i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this

Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any part thereof; or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any parties other than Tenant, its agents and employees. For purposes hereof (but subject to Section 23(d) below), the merger or consolidation of Tenant with or into any other corporation or other entity, a sale or other transfer of fifty percent (50%) or more of Tenant's capital stock or other analogous ownership interest, or a sale or other transfer of fifty percent (50%) or more of Tenant's assets shall be deemed an assignment of this Lease. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and subletting. Notwithstanding any assignment or subletting consented to by Landlord, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this Lease. If any event of default should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease, and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby directs any such assignee or subtenant to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, subtenant or occupant of the Premises shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting or a release of Tenant from any obligation under this Lease. The receipt by Landlord from any such assignee or subtenant obligated to make payments of rent of such rent payments shall be a full and complete release, discharge, and acquittance to such assignee or subtenant to the extent of any such amount of rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to apply the proceeds therefrom in accordance with the terms hereof. Tenant shall not mortgage, pledge, or otherwise encumber its interest in this Lease or in the Premises. Any attempted assignment or sublease or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void and constitute an event of default under this Lease.

          (b) Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq. (the "Bankruptcy Code") shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Premises, to have assumed all obligations of Tenant arising under this Lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Premises. In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. In the event of any default described in subsection 28(a)(iv) below, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, in connection with any assignment and assumption of this Lease, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all defaults under subsection (a) of Section 28 of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 28 of this Lease other than under subsection (a)(iv) of Section 28 must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption) and an advance prepayment of Base Rental in the amount of three
(3) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with Section 5(b) above and deemed to be rent under this Lease for the purposes of the

Bankruptcy Code as amended and from time to time in effect. In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this Lease.

          (c) If Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord in writing, at least thirty (30) days in advance of the date on which Tenant desires to make such an assignment or sublease, notice of the name of the proposed assignee or subtenant and the proposed commencement date of such assignment or subletting, together with copies of all agreements entered into or contemplated to be entered into regarding such subletting or assignment, and such information as Landlord may request regarding the nature and character of the business of the proposed assignee or subtenant. Landlord shall have the option (to be exercised within twenty (20) days after Landlord's receipt of Tenant's submission of written request and all information requested by Landlord in connection therewith), (i) to permit Tenant to assign or sublet such space to the proposed assignee or subtenant (in which event Tenant shall deliver to Landlord fully-executed legible, correct and complete copies of all agreements relating to such assignment or subletting); if, however, the rental or other consideration payable in respect of such subletting or assignment exceeds the rent payable hereunder by Tenant, then fifty percent (50%) of such excess rent and other consideration shall be deemed additional rent owed by Tenant to Landlord (after first deducting therefrom costs actually incurred by Tenant for leasing commissions and for alterations to the Premises to accommodate the assignee or sublessee), and shall be payable to Landlord by Tenant in the same manner and on the same terms as installments of Base Rental are payable by Tenant hereunder (or upon Tenant's receipt thereof, whichever is earlier); or
(ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises; or
(iii) to cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned notice from Tenant of its desire to enter into such subletting or assignment, in which event the term of this Lease, and the tenancy and occupancy of the Premises (or the applicable portion thereof as to a partial subletting) by Tenant thereunder, shall terminate as if the cancellation date was the original termination date of this Lease. If Landlord should fail to notify Tenant in writing of such election within such twenty (20) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord elects to exercise option (i) above, Tenant agrees to provide, at its expense and at a location approved by Landlord, direct access from such sublet space to a public corridor of the Building. Notwithstanding Landlord's consent to any assignment or subletting, no further or subsequent assignment or subletting shall be permitted unless Landlord consents in writing thereto.

          (d) Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord's prior written consent (but with concurrent notice to Landlord) and without being subject to any of the provisions of this Section 23, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of all or substantially all of Tenant's assets. For the purpose of this Lease, the sale or transfer of Tenant's capital stock, including without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Any such assignee described in this Section 23(d) shall be hereinafter referred to as a "Permitted Assignee". Notwithstanding any assignment or sublease permitted under this Section 23(d), Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of rent and for compliance with all of Tenant's other Obligations under this Lease.

     24.  TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and
          ---------------------
assign, in whole or in part, all its rights and obligations hereunder and in the Complex and other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the rights and obligations of Landlord hereunder), Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     25.  SUBORDINATION TO MORTGAGE.
          -------------------------

          (a) This Lease is subject and subordinate to any mortgage or deed of trust that may hereafter encumber the Complex, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or beneficiary; provided that any such mortgagee or beneficiary may elect to make this Lease superior to such mortgage or deed of trust by written instrument delivered to Tenant. In confirmation of such subordination, however, Tenant shall, within ten (10) days after Landlord's request, execute any certificate or instrument evidencing such subordination that Landlord or its lender may request; provided, however, that Tenant's obligation to execute such subordination document shall be conditioned on Tenant's receipt from the lender of a reasonable nondisturbance agreement. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the mortgagee or beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, at the option of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to and automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (b) any payment of rent or additional rent for more than one (1) month in advance, except advance rental payments expressly provided for in this Lease; (c) any modification of this Lease made without the written consent of such mortgagee or beneficiary or such successor in interest; (d) liable for any act or omission of Landlord; or (d) subject to any offset or defense arising prior to the date such successor in interest acquired title to the Building. Upon request by any mortgagee or beneficiary, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

          (b) Landlord represents and warrants to Tenant that as of the date of this Lease, the Building is not encumbered by any deed of trust, mortgage or ground lease.

     26.  MECHANIC'S LIEN. Tenant shall not permit any mechanic's lien or liens
          ---------------
to be placed upon the Premises, the Leasehold Improvements thereon or the Complex during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant, and nothing contained in this Lease shall be deemed as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair to the Premises, or any part thereof; nor as giving Tenant any authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Premises. If a lien is filed upon the interest of Landlord or Tenant in the Premises, the Leasehold Improvements or the Complex, Tenant shall cause the same to be discharged of record within ten (10) days after the filing of same. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, with interest thereon at the rate hereinafter provided from the date of payment, shall be paid by Tenant to Landlord immediately on demand as rent.

     27.  ESTOPPEL CERTIFICATE. Tenant will, at any time and from time to
          --------------------
time, within five (5) business days from any written request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing executed by Tenant certifying to Landlord and/or any party designated by Landlord that Tenant is in possession of the Premises under the terms of this

Lease, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), the dates to which the rent has been paid, that to the knowledge of Tenant no default exists hereunder or specifying each such default of which Tenant may have knowledge, and such other matters as may be reasonably requested by Landlord. Any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Complex.

     28.  EVENTS OF DEFAULT.
          -----------------

          (a) The following events shall be events of default by Tenant under this Lease:

               (i) Tenant shall fail or refuse to pay any installment of the rent hereby reserved or other sum of money payable hereunder or under any other agreement between Landlord and Tenant when due and such failure or refusal shall continue for ten (10) days after such payment shall become due and payable.

               (ii) Tenant shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than the payment of rent, or any term, provision, or covenant of any other agreement between Landlord and Tenant, and shall not cure such failure or refusal within fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the cure of such failure or refusal shall reasonably require more than fifteen (15) days, Tenant shall not be deemed in default hereunder as long as Tenant commences to cure the failure or refusal within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

               (iii) Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor") shall become insolvent, make a transfer in fraud of creditors, make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due.

               (iv) Tenant or any Guarantor shall file a petition under any section or chapter of the Bankruptcy Code, as amended from time to time, or under any similar law or statute or the United States or any State thereof, or an order for relief shall be entered against Tenant or any Guarantor in any bankruptcy or insolvency proceedings, or a petition or answer proposing the entry of an order for relief against Tenant or any Guarantor in a bankruptcy or its reorganization proceedings under any present or future federal or state bankruptcy or similar law shall be filed in any court and not discharged or denied within thirty (30) days after its filing.

               (v) A receiver, trustee or custodian shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or any of Tenant's property located therein in any proceeding brought by Tenant or any Guarantor, or any such receiver, trustee or custodian shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment, or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

               (vi) Tenant's leasehold interest hereunder shall be taken in execution or other process of law in any action against Tenant.

          (b) Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies to the extent permitted by applicable law:

               (i) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

               (ii) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this Lease or, having opened for business, deserts or vacates the Premises, Landlord may enter upon and take possession of the Premises in order to protect them from deterioration and continue to demand from Tenant the monthly rents and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection (ii), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rents and other charges provided in this Lease and that actually collected by Landlord. In the event that Landlord shall elect to relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than rents) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rents at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting. No action or inaction by Landlord including, without limitation, the re-entry or taking of possession of the Premises by Landlord pursuant to this Section 28 (b) shall be construed as an election to terminate this Lease or as interference with Tenant's rights of possession, assignment or subletting unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time alter such reletting, elect to terminate this Lease for any such default .


          (iii) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

                  (1) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                  (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term alter the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                  (4) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus

                    (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

               As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (iv) In addition to all other rights and remedies provided Landlord in this Lease and by law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the lease) subject to reasonable limitations).

          (c) Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     29.  [INTENTIONALLY DELETED.]

     30.  ATTORNEYS' FEES. In the event it becomes necessary for either party
          ---------------
hereto to file suit to enforce this Lease or any provision contained herein, including without limitation the obligation to pay rent hereunder, the party prevailing in such suit shall be entitled to recover its reasonable attorneys' fees incurred in such suit. In addition, if Tenant requests any consent or other action on the part of Landlord, in connection with which Landlord deems it necessary for any documents to be prepared or reviewed by its counsel, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord in such connection.

     31.  NO IMPLIED WAIVER. The failure of Landlord to insist at any time upon
          -----------------
the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be defined to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     32.  CASUALTY INSURANCE. Landlord shall maintain fire and extended coverage
          ------------------
insurance on the portion of the Complex constructed by Landlord. Such insurance shall be maintained with an insurance company authorized to do business in the State of California, in amounts and with deductibles desired by Landlord at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord above. Tenant shall also maintain business interruption insurance covering the Premises. If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant's operations, contents of the Premises, or improvements with respect to the Premises beyond Building standard result in extra-hazardous exposure. Tenant shall pay the excess amount of the premium upon request therefor by Landlord.

     33.  LIABILITY INSURANCE. Tenant shall, at its expense, maintain a policy
          -------------------
or policies of comprehensive general liability insurance, with coverages acceptable to Landlord, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company with an A.M. Best Rating of at least A-VII and reasonably acceptable to Landlord, such insurance to afford minimum protection in limits of not less than $1,000,000.00 Combined Single Limits of coverage for Personal Injury and Property Damage and $1,000,000.00 Annual Aggregate. At least fifteen (15) days prior to Tenant's occupancy of the Premises, Tenant shall deliver to Landlord a copy of all policy provisions intended to be included in the coverage to be provided by Tenant, and a valid certificate of insurance issued to Landlord, effective as of the dates applicable under the terms of this Lease, which certificate of insurance shall include, without limitation: (A) provisions requiring notice by the insurer to Landlord at least thirty (30) days in advance of any contemplated, intended or effective cancellation, nonrenewal, or material change or modification of coverage provisions or limits; and (B) a Waiver of Subrogation in favor of Landlord and agents, employees, servants, officers, directors, contractors, and subcontractors of Landlord, with respect to the insurance coverage and claims of Tenant.

     34.  INDEMNITY. Except to the extent caused by the gross negligence or
          ---------
willful misconduct of Landlord, its agents or employees, Landlord shall not be liable to Tenant, or to an agents, contractors, servants, employees, customers, or invitees, and Tenant shall indemnify, defend and hold harmless Landlord, Landlord's asset manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages (including consequential and punitive damages) arising from the use by Tenant or its agents, independent contractors, servants, employees, customers, or invitees of the Premises or the Complex or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises or the Complex, and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or by Tenant or its agents, independent contractors, servants, employees, customers, or invitees and from all reasonable costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its sole discretion. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees, and Tenant hereby waives all claims with respect thereto against Landlord. The provisions of this Section 34 shall survive the expiration or sooner termination of this Lease.

     35.  WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary
          ----------------------------
notwithstanding, Landlord and Tenant each hereby waives all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, any Leasehold Improvements, or the Complex of which the Premises are a part, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage insurance policies referred to in Section 32 hereof or is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, including any negligence of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party. Each party hereto agrees to give immediately to any insurer that has issued to it policies of fire and extended coverage insurance written notice of the mutual waiver contained in this provision and to have such policies endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such mutual waiver.

     36.  CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged
          ---------------
by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Complex shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Complex shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or if any mortgagee or beneficiary under a mortgage or deed of trust covering the Complex should require that the insurance proceeds payable as a result of said fire or other casualty be applied to the balance of the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date such insurance proceeds are applied to such mortgage debt, in which event the Base Rental hereunder shall be abated as of the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall within one hundred eighty (180) days after the date of such damage commence to repair and restore the Complex and shall proceed with reasonable diligence to restore the Complex (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture or furnishings or fixture and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Complex and installing Building standard items in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures and equipment installed by Tenant that would have become Landlord's property had such items not been damaged, and assuming the Lease has not been terminated by either Landlord or Tenant hereunder. It for any reason other than delays caused by Tenant, its agents or employees, the Premises are not substantially completed and ready for Tenant's occupancy by that date which is two hundred seventy (270) days following the casualty, Tenant shall have the right, exercisable only during the succeeding thirty (30)-day period, to terminate this Lease by delivery often (10) days prior written notice to Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Complex be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Complex caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Complex or to the Premises shall be for the sole benefit of the party carrying such insurance and shall be under its sole control. Tenant shall use proceeds from insurance carried by Tenant to repair and restore Tenant's property. Tenant hereby waives the provisions of California Civil Code Section 1932(2) and 1933(4) and the provisions of any successor law or other law of similar import.

     37.  CONDEMNATION. If the Premises shall be taken or condemned for public
          ------------
purpose to such extent as to render the Premises untenantable, this Lease shall, at the option of either party, cease and terminate as of the date of such taking or condemnation. Either party may exercise such option to terminate by written notice to the other party within fifteen (15) days after such taking or condemnation. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord, except for any proceeds attributable to Tenant's trade fixtures or personal property; provided, however, that Landlord's award is not thereby diminished. Upon termination pursuant to this Section, Tenant shall immediately vacate the Premises. The rights contained in this
Section 37 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Tenant waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successors or other law of like import.

     38.  DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant
          ---------------------------
for any delay or for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of government body or authority, or for any damage or inconvenience which may arise through repair or alteration of, or failure to repair, any part of the Complex or Premises necessitated by such causes. Tenant, to the fullest extent permitted under applicable law, hereby waives any claim or cause of action which may now exist or hereafter arise under any applicable deceptive trade practices law or consumer protection law or any successor statute.

     39.  NOTICE AND CURE. In the event of any act or omission by Landlord that
          ---------------
would give Tenant the right to damages from Landlord or the right to termination this Lease by reason of a constructive or actual eviction from all or part of the Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until it shall have given written notice of such act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, and a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be reasonably necessary to remedy such act or omission. Tenant waives all rights and remedies it may have under California Civil Code Sections 1941 and 1942 and any other rights or remedies it may now or hereafter have to make repairs at Landlord's expense and/or to deduct or offset the cost of the same.

     40.  PERSONAL LIABILITY. The liability of Landlord, any agent of Landlord,
          ------------------
or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Complex, and Tenant agrees to look solely to Landlord's interest in the Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

     41.  NOTICE.  My notice, communication, request, reply or advice
          ------
(hereinafter collectively called "notice") provided for in this Lease must be in writing, and shall, unless otherwise expressly provided in this Lease, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by consigning the same to a recognized overnight delivery service operating on a nationwide basis, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, three (3) days after it is so deposited. Notice given in any other manner shall be effective upon delivery. The address for the delivery of any notices to Tenant hereunder shall, until changed as herein provided, be that specified on the first page of this Lease. The addresses for the delivery of any notices to Landlord hereunder shall, until changed as herein provided, be c/o Agent at the address set forth in Section 5 hereof, attention: Mr. Mark Schmidt, with a copy to Landlord at the address specified on the first page of this Lease. A party hereto may change its address by at least fifteen (15) days written notice to the other party delivered in compliance with this paragraph; provided, however, that no such notice shall be effective until actually received by the other party and provided further that during the Lease Term any notice to Tenant shall be deemed duly given if delivered to Tenant at the Premises.

     42.  CAPTIONS. The captions and headings appearing in this Lease are solely
          --------
for convenience and shall not be given any effect in construing this Lease.

     43.  ENTIRETY AND AMENDMENTS. This Lease embodies the entire contract
          -----------------------
between the parties hereto, relative to the subject matter hereof. Except as otherwise herein provided, no variations, modifications, changes, or amendments hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or agent of the particular party. Landlord and Tenant have fully negotiated the provisions of this Lease and, notwithstanding any rule or principle of law or equity to the contrary, no provision of the Lease shall be construed in favor of or against either party by virtue of the authorship or purported authorship thereof.

     44.  SEVERABILITY. If any term or provision of this Lease shall be invalid
          ------------
or unenforceable to any extent, the remainder of this Lease shall be not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     45.  BINDING EFFECT. All covenants and obligations contained within this
          --------------
Lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assigns.

     46.  NUMBER AND GENDER OF WORDS. All personal pronouns used in this Lease
          --------------------------
shall include the other gender, whether used in the masculine, feminine, or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     47.  RECORDATION. Tenant shall not record this Lease or any memorandum
          -----------
thereof.

     48.  GOVERNING LAW. This Lease and the rights and obligations of the
          -------------
parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

     49.  INTEREST RATE. All past-due rents or other sums payable by Tenant
          -------------
hereunder, and any sums advanced by Landlord for Tenant's account pursuant to applicable provisions hereof; shall bear interest from the date due or advanced until paid at the maximum lawful rate in effect at the time such payment was due or sum was advanced, or if there is no ascertainable maximum lawful rate then in effect, at a rate of eighteen percent (18%).

     50.  FORCE MAJEURE. Whenever a period of time is herein prescribed for the
          -------------
taking of any action by either party hereto, excluding the payment of rent
                                             ---------
hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of the other party or any of such other party's employees or agents, or any other cause whatsoever beyond the party's control.

     51.  RULES AND REGULATIONS. Tenant shall comply with the Rules and
          ---------------------
Regulations of Landlord in the form of EXHIBIT B as well as all reasonable
                                       ---------
changes therein and additions thereto that may from time to time be adopted by Landlord for the operation and protection of the Building and the protection and welfare of its tenants and invitees. Landlord expressly reserves the right at any time and from time to time to make such reasonable changes in and additions to such Rules and Regulations, provided, however, that such changes shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant.

     52.  RESERVED RIGHTS. Without limiting in any way Landlord's fight to
          ---------------
promulgate rules and regulations, Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent, and so long as the exercise thereof does not unreasonably interfere with Tenant's use of the Premises or diminish Tenant's parking rights hereunder:

          (a) To change the Building's and/or the Complex's name, design or street address.

          (b) To approve, restrict, install, affix, maintain, and remove any and all signs on the exterior and interior of the Building.

          (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all internal lighting that may be visible from the exterior of the Building.

          (d) To designate, restrict and control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Premises and in general to reserve to Landlord the exclusive right to designate, limit, restrict and control any business and any service in or to the Building and its tenants.

          (e) To retain at all times, and to use in appropriate instances, keys to all doors within and to the Premises.

          (f) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Complex, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Complex, to interrupt or temporarily suspend Complex services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Complex, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

          (g) To have and retain a paramount tide to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

          (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Complex, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

          (i) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Complex, and to require all such items and furniture and similar items to be moved into and out of the Complex and the Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Complex and within the Complex are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Complex.

          (j) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

          (k) To have access for Landlord and other tenants of the Complex to any mail chutes located on the Premises according to the rules of the United States Postal Service.

          (l) To take all such reasonable measures as Landlord may deem advisable for the security of the Complex and its occupants, including without limitation, the closing of the Complex after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Complex is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Complex, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Complex.

     53.  [INTENTIONALLY DELETED.]

     54.  BROKERS. Tenant represents and warrants that Tenant has had no dealing
          -------
with any broker other than Tenant's broker, Michael L. Rosendin of Colliers Parrish International, Inc. and Landlord's Broker, Anne O'Neill of CB Commercial Real Estate Group, Inc. in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs, expenses or liability for commissions or other compensation claimed by any broker or agent other than the party named above with respect to this Lease.

     55.  [INTENTIONALLY DELETED.]

     56.  TIME OF ESSENCE. Time is of the essence of this Lease and each and
          ---------------
every provision of this Lease.

     57.  BEST EFFORTS. Whenever in this Lease there is imposed upon Landlord
          ------------
the obligation to use Landlord's best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

     58.  NO RESERVATION. Submission by Landlord of this instrument to Tenant
          --------------
for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

     59.  CONSENTS. In all circumstances under this Lease where the prior
          --------
consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 23) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

     60.  LEGAL AUTHORITY. If Tenant or Landlord is a corporation (including any
          ---------------
form of professional association), then each individual executing or attesting this Lease on behalf of such corporation covenants, warrants and represents that he is duly authorized to execute or attest and deliver this Lease on behalf of such corporation. If Tenant or Landlord is a partnership (general or limited) or limited liability company, then each individual executing this Lease on behalf of the partnership or company hereby covenants, warrants and represents that he is duly authorized to execute and deliver this Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

     61.  HAZARDOUS MATERIALS.
          -------------------

          (a) During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 61(d) hereof) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

          (b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 61(d) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

          (c) Tenant agrees to defend, indemnify and hold harmless Landlord from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Section 61 shall survive the expiration or sooner termination of this lease.

          (d) As used herein, the following terms shall have the following meanings: "Hazardous Materials" means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority. "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq.; the Resource Conservation
                                             -- ---
and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.; the Hazardous Materials
                                        -- ---
Transportation Act, 49 U.S.C. (S)(S) 1801 et seq.; the Clean Water Act, 33
                                          -- ---
U.S.C. (S)(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S)
                   -- ---
2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the Safe
     -- ---                                            -- ---
Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq.; the Atomic Energy Act, 42
                                          -- ---
U.S.C. (S)(S) 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide
                   -- ---
Act, 7 U.S.C. (S)(S) 136 et seq.; the Occupational Safety and Health Act, 29
                         -- ---
U.S.C. (S)(S) 651 et seq.  "Environmental Claims" means any and all
                  -- ---
administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment. "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

     62.  EXHIBITS, RIDERS AND ADDENDA. Exhibits A through E, Lease Addendum No.
          ----------------------------
1 and any other exhibits, riders and addenda attached hereto are incorporated herein and made a part of this Lease for all purposes.

     63.  WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY KNOWINGLY,
          --------------------
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR

VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER AND ACCEPT THIS LEASE.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date and year first above written.


LANDLORD                  LAKESIDE DRIVE, INC.,
                          a Massachusetts corporation


                          By:   GE CAPITAL INVESTMENT ADVISORS, INC.,
                                its agent

                                By: [SIGNTURE ILLEGIBLE]
                                   ---------------------------------
                                     Name: [SIGNTURE ILLEGIBLE]
                                           -------------------------
                                     Title: [TITLE ILLEGIBLE]
                                           -------------------------



TENANT:                   US WEB CORPORATION,
                          a Utah corporation

                          By: [SIGNTURE ILLEGIBLE]
                             ------------------------------
                               Name: [SIGNTURE ILLEGIBLE]
                                    -----------------------
                                Title: CFO
                                      ---------------------

                                   EXHIBIT A
                                   ---------

                              FLOOR PLAN OF PREMISES
                              ----------------------

                                   EXHIBIT B
                                   ---------

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

     1. Landlord will provide and maintain (i) an alphabetical directory board on the ground floor of the Building and allot one (1) name strip to Tenant's use and (ii) door signage on the front door of the Premises, all in accordance with Landlord's approved signage program.

     2. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant, to Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including the installation of telephones, telegraph equipment, electrical devices, and attachments, and all installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     3. Movement in or out of the Building of furniture or office equipment or the dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators or stairways or the movement through Building entrances or lobbies shall be restricted to hours designed by Landlord. All such movement shall be under the supervision of Landlord and shall be performed in the manner agreed upon in writing between Tenant and Landlord before performance. Such agreement initialed by Tenant will include the determination by Landlord, and such movement shall be subject to Landlord's sole decision and control, in regard to the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public property, and personnel of Landlord if damaged or injured as a result of acts in connection with such service performed for Tenant.

     4. Unless otherwise expressly agreed in writing by Landlord, (i) no signs will be allowed in any form on the exterior of the Building or the interior or exterior of windows, (ii) no signs except in uniform location and uniform style fixed by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant's space, and (iii) the construction and/or installation of all authorized signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time and Tenant will be billed and pay for such service promptly on receipt thereof.

     5. No portion of Tenant's Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     6. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without written consent of Landlord.

     7. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when such area is locked against entry or not.

     8. Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without the prior written permission of Tenant except only employees, contractors, or service personnel directly supervised by Landlord.

     9. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, nor shall any rubbish, litter, trash, or material of any nature be placed, emptied or thrown into these areas, nor shall such areas be used at any time except for ingress and egress by Tenant, Tenant's agents, employees, or invitees.

     10. Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything contrary to or in conflict with valid Laws of any municipal or governmental authority or fire, safety or building authority or regulation.

     11. Should a tenant require telegraphic, telephonic, annunciator, or data processing equipment, prior approval of such equipment and such equipment's location by Landlord will be required. Contractors performing installation shall submit plans and receive Landlord's approval on method of installation and will be subject to Landlord's supervision on location and means of making cuts or wiring procedure.

     12. Landlord specifically reserves the right to refuse admittance to the Building from 6:00 p.m. to 8:00 am. daily, or on Saturdays, Sundays or legal holidays, to any person who cannot furnish satisfactory identification, or to any person who, for any other reason in the Landlord's judgment, should be denied access to the Premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night, on Saturdays, Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord.

     13. All lettering and signage appearing on or visible from the exterior of the Premises shall be subject to the prior written approval of Landlord.

     14. The normal business hours for the building are 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, exclusive of holidays.

     15. The term "holiday" shall include all days on which national banks in the municipality in which the building is located are closed to the general public. This shall include but not be limited to New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                  -----------

     It is agreed that Landlord, at its sole cost, will complete the following improvements to the initial Premises in accordance with the following terms and provisions:

     1. Landlord shall paint the Premises and shall install carpeting and vinyl flooring (as appropriate) in the Premises. The parties shall mutually agree on the color and quality of the paint, carpeting and vinyl flooring (collectively, the "Finishes").

     2. Landlord and Tenant shall meet on or before January 10, 1997 to select the Finishes. In all events, the final selection of the Finishes shall be made no later than January 16, 1997.

     3. Should Landlord be delayed in substantially completing the work to be performed hereunder as a result of (i) Tenant's failure to agree to the Finishes by the requisite date, as provided in Paragraph 2 hereof or (ii) the performance of any work in the Premises by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) which interferes with the completion of Landlord's work or (iii) any other delay caused by Tenant, its agents or employees, then Tenant's obligation to pay rent under the Lease shall nevertheless commence on the date specified in
Section 1(d) of this Lease and the Commencement Date under this Lease shall not be delayed pursuant to Section 3(b) of this Lease, unless such delays for which Tenant is responsible are in addition to delays for which Landlord is responsible, in which case the Commencement Date and rental commencement date under this Lease shall be extended for the period of delays for which Landlord was responsible.

     4. Landlord hereby agrees that to the extent it acts as contractor hereunder, Landlord will commence or cause the commencement of the construction of the Leasehold Improvements described in Section 8 of the Lease as promptly as is reasonably possible and will proceed with due diligence to perform or cause such work to be performed in a good and workmanlike manner and in compliance with all applicable Laws.

     5. For the purposes of this Work Letter, the term "substantial completion" of Landlord's work shall mean completion of such work in all material respects excepting only minor finish and touch-up work which does not interfere with the occupancy of the Premises by Tenant, as reasonably determined by Landlord, whose determination shall be binding upon Tenant. To the extent substantial completion is delayed by any act or omission of Tenant or its employees, agents or contractors, the date of substantial completion shall be the date determined by Landlord when substantial completion would have been achieved if such Tenant delay had not taken place.

                                   EXHIBIT D
                                   ---------

                               PARKING AGREEMENT
                               -----------------

     1. During the term of this Lease, Landlord agrees to make available to Tenant for the use of its employees, at no charge to Tenant, forty (40) nonreserved parking spaces (the "Spaces") located within the Building's parking lot.

     2. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles from theft and/or malicious mischief or any other cause of damage, injury or harm. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces (unless arising out of Landlord's gross negligence), and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action attributable to the negligence, acts or omissions of any party whom Tenant permits to use any of the Spaces.

     3. In its use of the Spaces, Tenant and any party whom Tenant permits to use any of the Spaces shall follow all of the rules of the Building applicable thereto, as the same may be reasonably amended from time to time, and any failure to do so shall constitute an event of default hereunder.


     4. To ensure that only those parties leasing spaces are utilizing such parking spaces, Tenant shall provide Landlord with a complete list of the names of all of Tenant's employees, which list shall contain the corresponding license plate numbers of those automobiles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, and shall contain a specific designation as to which automobiles are entitled to use the Spaces. If an automobile not designated on the above list as being entitled to use one of the Spaces is found parked in any of the Spaces, Landlord shall be entitled and is hereby authorized to have said vehicles towed away, at Tenant's sole risk and expense. Tenant hereby agrees to pay any such amount and Tenant's failure to do so within ten (10) days from Landlord's demand therefor shall additionally be deemed an event of default under this Lease, entitling Landlord to all of its rights and remedies hereunder.

     5. Landlord may elect to use a controlled access system for the Building's parking lot and shall have the right to make reasonable modifications to any such system from time to time.

                                   EXHIBIT E
                                   ---------

                                 RENEWAL OPTION
                                 --------------


     Tenant, and any Permitted Assignee of Tenant described in Section 23(d) of this Lease (but not any other assignee or subtenant of Tenant, unless at the time Landlord's consent is obtained as required by Section 23 of this Lease, Landlord expressly consents in writing to the availability of this renewal option right for such assignee or subtenant), is granted two (2) options to extend the term of this Lease for periods of five (5) years each, provided (a) Tenant is not in default at the time of exercise of its option and (b) Tenant gives written notice of its exercise of its option at least four (4) months (but not more than six (6) months) prior to the expiration of the original Lease Term or first extension term, as applicable. Each extended term shall be upon the same terms, conditions and rentals, except (i) Tenant shall have no further right of renewal (except for the second extension term) and (ii) the monthly Base Rental shall be increased, but not decreased, to equal the fair market rental value of the Premises as of the first day of the applicable extended term, as Landlord and Tenant shall agree.

     If Tenant has timely exercised its option to extend as set forth above, Landlord shall promptly give Tenant notice of Landlord's opinion of the fair market rental value (as defined below) of the Premises during the applicable extended term. Thereafter, Landlord and Tenant shall attempt to agree in writing on such fair market rental value. If Landlord and Tenant do not agree on the fair market rental value of the Premises by the date which is three (3) months prior to the end of the original term or first extension term, as applicable, then Landlord and Tenant shall each select a licensed real estate broker (the "Brokers") with a minimum of five (5) years commercial leasing experience in the Santa Clara area to determine the fair market rental value of the Premises. If the Brokers are unable to agree as to the fair market rental value by the date which is two (2) months prior to the end of the original term, or first extended term, as applicable, then the Brokers shall mutually select a third licensed real estate broker (the "Arbitrator") who has the same minimum qualifications as the Brokers and who has not previously represented either party. Each Broker shall submit to the Arbitrator his or her determination of the fair market rental value of the Premises, and the support therefor, and the Arbitrator shall decide which Broker has most accurately determined the fair market rental value, which decision shall be final and binding on both Landlord and Tenant. Landlord and Tenant shall each pay their own Broker's fees and costs and shall each pay one-half (1/2) of the Arbitrator's fees and costs.

     As used in this Exhibit E, "fair market rental value" means the base rental amount that a ready-and-willing tenant would pay to a ready-and-willing landlord of space comparable to the Premises in the same geographical area as the Building if such space were exposed for lease on the open market for a reasonable period of time, assuming neither party was under any compulsion to rent, and taking into account all of the purposes for which the Premises may be used.

     If the fair market rental value is not determined prior to the commencement of the applicable extended term, then Tenant shall continue to pay the Base Rental applicable to the Premises immediately prior to such extended term, until the fair market rental value is determined. When the fair market rental value is determined, Tenant shall pay to Landlord, within ten (10) days, the difference (if any) between the Base Rental already paid and the new Base Rental as determined pursuant to this Exhibit E.

     In the event Tenant fails to timely exercise its first extension option set forth herein, Tenant's second extension option shall automatically be null and void and of no force or effect.


                                   INITIALED:

                                   LANDLORD:  [SIGNATURE ILLEGIBLE]
                                            ---------------------------

                                   TENANT: [SIGNATURE ILLEGIBLE]
                                          -----------------------------

                              LEASE ADDENDUM NO. 1
                              --------------------

     1.   Signage. Tenant acknowledges that as of the Commencement Date, another
          -------
tenant of the Building, Novell, has the only available building signage as a result of current applicable City of Santa Clara signage requirements for the Building. In the event (i) Novell vacates the building, (ii) Tenant is not then in default under this Lease, (iii) Tenant is in occupancy of the Premises herein described and (iv) either Tenant is then the largest tenant (determined by.
          ---
square footage) in the Building or Tenant has leased or subleased all of Suite
                                --
300 in the Building (approximately 17,076 square feet of Net Rentable Area, currently leased to Novell), then, and only then, shall Tenant be entitled to erect a building sign containing Tenant's name and logo, subject in all events to the prior approval (as to location, size, design and content) of (a) the City of Santa Clara, California and (b) Landlord, whose approval shall not be unreasonably withheld.

     2.   First Right to Negotiate. In the event that any space on the third
          ------------------------
(3rd) floor of the Building not currently occupied by Tenant becomes available for leasing during the Lease Term, Landlord shall first contact Tenant and give Tenant the first right to negotiate a lease for such space, prior to marketing the space on the open market. Landlord shall provide Tenant with reasonable advance notice (to the extent possible) of third (3rd) floor vacancies. Any such lease of space shall be substantially on the same form of lease, and shall be subject to such terms and conditions as the parties shall mutually determine.

     3.   Letter of Credit. Within seven (7) business days of the execution of
          ----------------
this Lease by both Landlord and Tenant, Tenant shall cause a standby, irrevocable letter of credit to be issued for the benefit of Landlord by a financial institution acceptable to Landlord in its sole discretion, in form and substance acceptable to Landlord in its sole discretion, in the amount of One Hundred Sixty Thousand Dollars ($160,000.00). Landlord hereby agrees that Union Bank of California is an acceptable financial institution for the purposes of this Paragraph 3. The term of the letter of credit shall not expire until at least ninety (90) days after the expiration date of the Lease Term (as it may be extended hereunder). If the foregoing requirement necessitates the annual renewal of the letter of credit, such letter of credit shall, inter alia,
                                                              ----------
provide that the letter of credit shall be deemed to extend automatically for successive one (1) year periods following the initial expiry date unless Landlord is provided at least thirty (30) days prior notice of such scheduled expiration.

          Notwithstanding the foregoing, if Tenant is not then in default beyond any applicable cure period, and has not previously been in default under this Lease beyond any applicable cure period, the letter of credit requirement will be deleted from the Lease if and only if (i) Tenant shall have sold equity securities in Tenant, the aggregate gross proceeds from which sale(s) equal or exceed Twenty Million Dollars ($20,000,000.00); or (ii) Tenant shall have been acquired by way of merger and the surviving corporation resulting from such merger, or the corporation, if any, which owns a controlling interest in such surviving corporation, has a net worth equal to or greater than Twenty Million Dollars ($20,000,000.00); the foregoing shall be evidenced by such reasonable supportive documentation as Landlord shall require. In no event shall the letter of credit requirement set forth herein be deleted unless and until Landlord shall so expressly permit in a written notice delivered to Tenant by Landlord.

      Tenant's failure to timely provide the letter of credit as herein required shall be deemed a default hereunder entitling Landlord to terminate this Lease without notice or opportunity to cure. In the event of any default by Tenant under the Lease (beyond any applicable cure period) and so long as such event of default is continuing, or in the event of the noticed expiration of the letter of credit (without immediate replacement thereof to Landlord's sole satisfaction), Landlord shall be entitled to exercise any and all rights and remedies to which it is entitled hereunder or under applicable law, including without limitation the right to draw down the letter of credit.

                                        INITIALED:

                                        LANDLORD: [SIGNTURE ILLEGIBLE]
                                                 ----------------------------

                                        TENANT: [SIGNTURE ILLEGIBLE]
                                               ------------------------------